Exhibit 10.1
STOCK PURCHASE AGREEMENT
          This STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 14, 2007, by and between Allied World Assurance Company Holdings, Ltd, a company organized and existing under the laws of Bermuda (the “Company”), and American International Group, Inc., a Delaware corporation (the “Seller”).
RECITALS:
          WHEREAS, Seller currently owns 100 common shares (the “Subsidiary Shares”), par value $1 per share, of December Holdings, Ltd. (“Seller Subsidiary”), a company organized and existing under the laws of Bermuda, comprising 100% of the issued and outstanding capital stock of Seller Subsidiary;
          WHEREAS, prior to entering into this Agreement, Seller transferred 11,693,333 outstanding common shares (the “Seller Shares”), par value $0.03 per share, of the Company (“Common Shares”) to Seller Subsidiary (the “Transfer”), and Seller currently holds a warrant whereby up to an additional 2,000,000 Common Shares are issuable to Seller pursuant to exercise of the warrant (the “Warrant Shares”)
          WHEREAS, Seller Subsidiary currently owns the Seller Shares; and
          WHEREAS, on the terms and subject to the conditions of this Agreement, the Company desires to purchase from Seller all of the Subsidiary Shares and Seller desires to sell all of the Subsidiary Shares to the Company for the consideration set forth below.
          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Seller hereby agree as follows:
Article I.
SALE AND PURCHASE
     1.1. Agreement to Sell and Purchase. At the Closing (as hereinafter defined), upon the terms and subject to the conditions of this Agreement, Seller will sell, transfer, convey, assign and deliver to the Company, and the Company will purchase, acquire and accept from Seller, the Subsidiary Shares, free and clear of any and all Liens (as hereinafter defined) (the “Stock Purchase”).
     1.2. Closing. The closing of the Stock Purchase under this Agreement (the “Closing”) shall take place simultaneously with the signing of this Agreement at the offices of Appleby, Canon’s Court, 22 Victoria Street, Hamilton, Bermuda. At the Closing, (i) the Company shall pay to Seller, an amount equal to U.S. $563,443,688.72, by wire transfer of immediately available funds to the account specified in writing by Seller, (ii) the Company shall deliver to Seller an opinion of Bermuda counsel to the Company addressed to Seller in the form attached hereto as Exhibit A and (iii) Seller shall deliver to the Company certificate(s) representing the Subsidiary Shares being purchased hereunder duly endorsed for transfer or accompanied by an appropriate share transfer instrument duly executed in blank.
     1.3. Registration Rights Agreement. Effective as of the Closing and in consideration of the transactions contemplated hereby, the Company hereby waives in its entirety Section 2.1(b) of the Registration Rights Agreement, dated July 17, 2006 (as amended from time to time, the “Registration Rights Agreement”), by and among Allied World Assurance Company Holdings, Ltd and the shareholders named therein, to the extent that Section 2.1(b) would otherwise apply to any Demand Request (as defined in the Registration Rights Agreement) delivered by Seller with respect to the Warrant Shares, provided that, such Demand Request covers all Warrant Shares then Beneficially Owned (as defined in the Registration Rights Agreement) by Seller. Seller hereby agrees that the Company may amend or otherwise modify the Registration Rights Agreement without the consent of Seller, provided that, such amendment or modification does not adversely affect Seller in any material respect.
Article II.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          As of the date hereof, the Company represents and warrants to Seller as follows:
     2.1. Organization. The Company is an exempted company duly organized, validly existing and in good standing under the laws of Bermuda.
     2.2. Authorization. The Company has the absolute and unrestricted right, power, capacity (legal or otherwise) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Company and no other corporate actions on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.
     2.3. Validity. This Agreement has been duly and validly executed by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     2.4. No Violation. The execution, delivery and performance by the Company of this Agreement do not, and the consummation by the Company of the transactions contemplated hereby (including the Transfer) will not, (i) violate or conflict with any provision of the Company’s memorandum of association or bye-laws; (ii) violate any provision of any statute, law, code, ordinance, treaty, policy, judgment, order, injunction, decree, rule, consent, writ, determination, arbitration award, rule or regulation (collectively, “Laws”) of or by any federal, state, foreign or other governmental or public body, agency or authority, or subdivision thereof, instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States, Bermuda or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (collectively, “Governmental or Regulatory Entity”), applicable to the Company or any of its properties or assets; or (iii) violate, conflict with, result in a breach of or the loss of any benefit under, constitute (with due notice or lapse of time or both) a default under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, any of the terms, conditions or provisions of any contract, note, bond, lease, loan agreement, mortgage, security agreement, indenture, deed or trust, license, agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties, assets or business is subject.
     2.5. Approvals or Consents. No consents, authorizations, waivers, filings, registrations or approvals are required in connection with the execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby or the performance by the Company of its obligations hereunder.
     2.6. Company SEC Reports; Certain Other Matters. The Company’s periodic reports filed with the Securities and Exchange Commission, as of the date of their filing, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Company further represents and warrants as of the date hereof as to the matters set forth on the disclosure schedule delivered to the Seller concurrently with this Agreement.
     2.7. Transfer. The Directors of the Company have registered the Transfer of the Seller Shares from Seller to Seller Subsidiary in accordance with the Company’s bye-laws.
Article III.
REPRESENTATIONS AND WARRANTIES OF SELLER
          As of the date hereof, Seller represents and warrants to the Company as follows:
     3.1. Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller Subsidiary is an exempted company duly organized and validly existing under the laws of Bermuda.
     3.2. Capital Stock. As of the date hereof, the authorized capital stock of Seller Subsidiary consists of 100 shares of common stock, par value $1 per share, of which 100 shares are issued and outstanding. The Subsidiary Shares have been duly authorized and validly issued and are fully paid. Seller has, and upon consummation of the Stock Purchase the Company will have, good and marketable title to the Subsidiary Shares, free and clear of any and all liens, security interests, mortgages, rights of first refusal, agreements, limitation on voting rights, restrictions, levies, claims, pledges, equities, options, contracts assessments, conditional sale agreements, charges and other encumbrances or interests of any nature whatsoever, including, without limitation, voting trusts or agreements or proxies (collectively, “Liens”). Except for the Subsidiary Shares, no shares of capital stock of Seller Subsidiary are outstanding. There are no (a) securities convertible into or exchangeable for any shares of capital stock of Seller Subsidiary, including the Subsidiary Shares; (b) options, warrants or other rights to purchase or subscribe for any shares of capital stock of Seller Subsidiary, including the Subsidiary Shares; or (c) contracts, commitments, agreements, understandings or arrangements of any kind (contingent or otherwise) relating to the issuance, sale or transfer of any shares of capital stock of Seller Subsidiary, including the Subsidiary Shares.
     3.3. Ownership of Seller Shares. Seller Subsidiary is the sole record, legal and beneficial owner of the Seller Shares. There are no (a) securities convertible into or exchangeable for any of the Seller Shares; (b) options, warrants or other rights to purchase or subscribe for any of the Seller Shares; or (c) contracts, commitments, agreements, understandings or arrangements of any kind (contingent or otherwise) relating to the issuance, sale or transfer of any of the Seller Shares.
     3.4. Title to Seller Shares. Seller Subsidiary has good and marketable title to the Seller Shares, free and clear of any and all Liens.
     3.5. Authorization. Seller has the absolute and unrestricted right, power, capacity (legal or otherwise) and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by Seller and no other corporate actions on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.
     3.6. Validity. This Agreement has been duly and validly executed by Seller and constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms.
     3.7. No Violation. The execution, delivery and performance by Seller of this Agreement do not, and the consummation by Seller of the Stock Purchase and the transactions contemplated hereby will not, (i) violate or conflict with any provision of Seller’s or Seller Subsidiary’s certificate of incorporation, memorandum of association, by-laws or any other organizational documents of Seller or Seller Subsidiary; (ii) violate any provision of any Laws of or by Governmental or Regulatory Entity applicable to Seller or Seller Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of or the loss of any benefit under, constitute (with due notice or lapse of time or both) a default under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by or rights or obligations under, any of the terms, conditions or provisions of any contract, note, bond, lease, loan agreement, mortgage, security agreement, indenture, deed or trust, license, agreement or instrument to which Seller, Seller Subsidiary or any of their respective affiliates is a party or by which Seller, Seller Subsidiary or any of their respective affiliates is bound or to which any of Seller’s, Seller Subsidiary’s or their respective affiliates’ properties, assets or business is subject.
     3.8. Approvals and Consents. No consents, authorizations, waivers, filings, registrations or approvals are required in connection with the execution and delivery of this Agreement by Seller, the consummation of the transactions contemplated hereby or the performance by Seller of its obligations hereunder.

     3.9. Information Concerning Company. Seller has had the opportunity to discuss the plans, operations and financial condition of the Company with its officers and directors and has received all information requested by Seller to enable Seller to evaluate the decision to sell the Subsidiary Shares pursuant to this Agreement. Seller acknowledges that the Company may be in possession of material non-public information about the Company not known to Seller (“Excluded Information”). Seller hereby waives any and all claims and causes of action now or hereafter arising against the Company based upon or relating to any alleged non-disclosure of Excluded Information and further covenants not to assert any claims against or to sue the Company or any of its directors, officers, employees, partners, agents or affiliates for any loss, damage or liability arising from or relating to its sale of the Subsidiary Shares pursuant to this Agreement based upon or relating to any alleged non-disclosure of Excluded Information. It is understood and agreed that neither the Company nor Seller makes any representation or warranty to the other whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company, or with respect to the value of the Subsidiary Shares or the Seller Shares.
     3.10. No Brokers or Finders. Seller has not retained, employed or used any broker or finder in connection with the transactions provided for herein or in connection with the negotiation thereof.
Article IV.
MISCELLANEOUS
     4.1. Expenses. The Company and Seller shall each bear their own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby, except for all expenses related to the organization of Seller Subsidiary, which shall be paid by the Company.
     4.2. Further Assurance. From time to time, at the Company’s request and without further consideration, Seller will execute and deliver to the Company such documents and take such other action as the Company may reasonably request in order to consummate the transactions contemplated hereby.
     4.3. Specific Performance. Nothing herein shall be construed to prevent the Company or Seller from enforcing, by legal action or otherwise, the terms of this Agreement. The Company and Seller hereby declare that it is impossible to measure in money the damages which will accrue to either party or to such party’s successors or permitted assigns by reason of a failure to perform any of the obligations under this Agreement and agree that either party shall be entitled to a decree of specific performance of the terms of this Agreement, which right will be in addition to any other remedies available to such party. If the Company or Seller or such party’s heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

     4.4. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Company and Seller and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     4.5. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to either party upon any breach or default of the other party hereto shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.
     4.6. Notices. All notices and other communications required hereunder shall be in writing and sent by facsimile, delivered personally, delivered by a recognized next-day courier service or mailed by registered or certified mail. All such notices and communications shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(a) if to the Company, to:
Allied World Assurance Company Holdings, Ltd
27 Richmond Road
Pembroke HM 08, Bermuda
Attention: Wesley D. Dupont, General Counsel
Facsimile: 441-295-5117
with a copies to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Steven A. Seidman
                   Jeffrey Hochman
Facsimile: 212-728-8111

and
Appleby
Canon’s Court
22 Victoria Street
PO Box HM 1179
Hamilton HM EX
Bermuda
Attention: David R. Lines
Facsimile: 441-298-3366
(b) if to Seller, to:
American International Group, Inc.
70 Pine Street
New York, NY 10270
Attention: Gene Boxer
Facsimile: 212-770-7234
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Robert G. DeLaMater
Facsimile: 212-558-3588
     4.7. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties. This Agreement may be amended only by a written instrument duly signed by the Company and Seller.
     4.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and Seller and their respective successors and permitted assigns.
     4.9. Assignment. Neither the Company nor Seller shall transfer or assign this Agreement or any of their rights, interests, or obligations hereunder, in whole or in part, whether voluntarily, by operation of law or otherwise, without the prior written approval of the other party.
     4.10. Headings. The article and section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of any provision of this Agreement.
     4.11. Severability. The invalidity of any term or terms of this Agreement will not affect any other term of this Agreement, which will remain in full force and effect.

     4.12. Governing Law, Jurisdiction; Waiver Of Jury Trial.
     (a) This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. Each of the parties hereto irrevocably elects as the sole judicial forums for the adjudication of any matters arising under or in connection with this Agreement, and consents to the jurisdictions of, the courts of the County of New York, State of New York or the United States of America for the Southern District of New York or the Supreme Court of Bermuda.
     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.12.
     4.13. Counterparts. This Agreement may be executed simultaneously in counterparts, both of which shall be deemed an original, but all counterparts so executed will constitute one and the same agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of each of the parties hereto as of the day and year first above written.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
By:	/s/ Scott A. Carmilani
	Name:	Scott A. Carmilani
	Title:	President and Chief Executive Officer

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Senior Vice President